Exhibit 99.1

To Our Shareholders:

I am pleased to report that The PNC Financial Services Group had a good year in 2007. Our businesses produced strong results, and we moved forward with strategic acquisitions that enhance our market position.

Through the efforts of our 28,000 dedicated employees, we deepened customer relationships, deployed capital to grow our businesses, maintained a moderate risk profile, and grew revenue faster than expenses on an adjusted basis.*

As a result, we generated net income of $1.5 billion and grew net income on an adjusted basis to $1.7 billion, its highest level in our history. We increased net interest income and continued to manage expenses effectively. And through growth and acquisitions, our assets reached a record $139 billion.

We achieved these results during a time of unprecedented market volatility, causing many in the financial services industry to announce substantial losses, writedowns and workforce reductions. Our strategic decision making enabled us to substantially avoid subprime mortgages and many of the other issues currently affecting our industry, and we are satisfied with how our business is positioned.

Unfortunately, fourth quarter performance did fall short of expectations due to a combination of market volatility and credit deterioration in our commercial real estate portfolio. In this challenging environment, our diversified business mix and the continued execution of our strategic priorities served as points of differentiation in the marketplace.

Our performance in recent years, including our double-digit dividend increases, provided our shareholders with very strong returns. In fact, our total shareholder returns on a three-, and five-year basis rank us first among our peers; for 2007, PNC ranked second.**

Our business strategies, fueled by the energy and enthusiasm of our employees, will propel PNC on its journey to become a great company.

We continued to grow the number of customers we serve. Attracting customers, deepening those relationships and working to increase satisfaction drove strong results in all of our businesses. In our Retail Banking segment, our focus is to win in the payments space.

We see checking accounts as a cornerstone product in our client acquisition strategy, and we are pleased that, through organic growth and acquisitions, we added more than 300,000 net new consumer and business checking relationships in 2007.

*	Reported revenue, noninterest expense and net income for 2007 and 2006 were $6.705 billion, $4.296 billion and $1.467 billion, and $8.572 billion, $4.443 billion and $2.595 billion, respectively. Reported operating leverage for 2007 was (19%). Adjusted revenue, adjusted noninterest expense and adjusted net income for 2007 and 2006 were $6.836 billion, $4.112 billion and $1.702 billion, and $5.807 billion, $3.587 billion and $1.514 billion, respectively. Adjusted operating leverage for 2007 was 3%. The full-year impact of adjusted items included, on an after-tax basis, a $1.3 billion gain on the BlackRock/Merrill Lynch Investment Managers transaction, a $31 million loss on the repositioning of PNC’s mortgage loan portfolio, and a $127 million loss on the rebalancing of PNC’s securities portfolio for 2006; $47 million and $99 million of integration costs, and $83 million and $7 million of charges in connection with our BlackRock LTIP shares obligation for 2007 and 2006, respectively, and a $53 million charge related to Visa indemnification for 2007. Additionally, reported revenue and noninterest expense for 2006 were also adjusted as if we had recorded our investment in BlackRock on the equity method for the full year, thereby reducing reported revenue and reported noninterest expense by $953 million and $765 million, respectively. Other references to adjusted results reflect the same adjustments, as appropriate.
**	PNC’s 2007 peer group consists of BB&T Corporation, Comerica Incorporated, Fifth Third Bancorp, KeyCorp, National City Corporation, Regions Financial Corporation, SunTrust Banks, U.S. Bancorp, Wachovia Corporation, and Wells Fargo & Company.

Branches remain an important channel for the acquisition of consumer and business checking accounts. With the goal of consistently delivering an exceptional customer experience, we are identifying best practices in our highest performing branches, and we plan to implement them across our system.

To support our growth strategy, we opened 20 new branches in 2007, mainly in locations convenient to growing populations with expanding incomes. We also refurbished and updated many features at other branch locations.

We recognize some customers are best reached where they work or go to school. Our workplace and university banking initiatives have proven to be a highly successful way of initiating client relationships, generating nearly one-quarter of our new checking account customers last year.

Once customers begin banking with us, we see services such as online bill payment and direct deposit as key to increasing consumer customer retention and profitability. For small businesses, we deepen relationships by offering treasury management, remote deposit and merchant services that help clients better manage cash flow. These efforts, combined with delivering exceptional service, are designed to help us win more than our share of consumer and business customers.

We significantly expanded our franchise in the faster-growing, wealthier mid-Atlantic region with the successful integration of Mercantile Bankshares Corporation, enhancing our presence in the Baltimore and Washington, D.C. markets. We acquired Yardville National Bancorp in October, which gives us the No. 1 market share in three New Jersey counties that are among the wealthiest in the United States in terms of median household income. And we announced the pending acquisition of Sterling Financial Corporation, which we expect to close in the second quarter of this year. Once integrated, Sterling will expand our market opportunities in affluent areas of central Pennsylvania.

We are among the top 20 bank wealth managers in the country, and our efforts to meet the investment needs of existing affluent customers produced record results in part due to strong business development efforts. We made the strategic decision to focus our brokerage business within our footprint where we have a competitive advantage. As a result, we announced plans in the fourth quarter of this year to sell J.J.B. Hilliard, W.L. Lyons, Inc. The sale, which is expected to close in the first half of this year, reflects our disciplined approach to capital management.

We leveraged our market leadership. We continued to invest in our businesses in an effort to deepen client relationships. That is best reflected in our Corporate & Institutional Banking segment and our international fund servicing segment, PFPC.

Corporate & Institutional Banking is focused on being a premier provider to middle-market customers. With its national capabilities, this segment offers an array of products beyond those typically offered by a bank of our size, such as credit, liquidity and capital market products and services.

We are committed to working as a unified team to deliver superior client service, and that is reflected in the results our employees helped produce. For 2007 we remained No. 1 in arranging middle-market loan syndications in the Northeast. And in the U.S., we ranked second in both transaction and dollar volume. PNC’s Harris Williams subsidiary, one of the nation’s largest M&A advisory firms for middle market companies, was selected Middle Market Investment Bank of the Year by Investment Dealers’ Digest, a leading trade publication. And Harris Williams had a record year.

Our national asset-based lending group also had a record year, with year-end loan outstandings of approximately $5 billion. And ARCS Commercial Mortgage, acquired in the second quarter of 2007, allows Corporate & Institutional Banking to offer a full spectrum of financing servicing options to multifamily owners and investors on a national basis.

In fund servicing, PFPC retains its leadership positions in the processing business – remaining the No.1 subaccounting provider and the No. 2 full-service mutual fund transfer agent in the United States – even as it expands internationally.

In 2007 we opened a new sales office in London and obtained a license that will allow PFPC to provide depository services in the $1 trillion Luxembourg market, the second largest worldwide market for funds after the United States. Total funds serviced by PFPC grew to $2.5 trillion in 2007, up from $2.2 trillion the previous year, a 14 percent increase.

Our asset manager, BlackRock, with its expanded product line and truly global reach, has $1.4 trillion in assets under management as of year-end 2007. The strategic decisions being made to grow the distribution network, expand the product range, and their overall focus on investment performance and client service should continue to benefit PNC.

We continued to manage risk. We are well-positioned from a credit risk perspective due to our strategic decision making and operating discipline. We believe our industry will continue to face challenges from credit deterioration. While not immune, we believe our approach to credit risk management makes the migration we are seeing manageable.

Coming off historically low credit losses, PNC along with many other financial services companies has been affected by credit deterioration, in our case primarily related to residential real estate development portfolio. However, our outstandings in this sector represent only about 2 percent of our total assets, the majority of which are in our footprint. Relative to our peers, our exposures are small.

Overall, our asset quality remains strong, with nonperforming asset, nonperforming loan, and net charge-offs asset quality ratios better than our peers. We remain diligent in our underwriting practices and our ongoing credit assessments, and we believe our adherence to a moderate risk profile continued to serve us well.

Our effectively managed balance sheet is a key strength for us. Our ample liquidity position allowed us to respond quickly to the rate volatility that occurred throughout 2007, and we are well positioned for a falling interest rate environment.

We improved our operating leverage. Even as we invested in our businesses, we continued to grow revenues faster than expenses on an adjusted basis, creating positive operating leverage. This sounds deceptively easy, but it is not, given our commitment to invest in our business for long-term growth.

This started with our successful One PNC initiative, which benefited greatly from the solicitation of employee ideas, and now continuous improvement is part of our culture. In 2007 we bettered our past efforts, which helped pay for the increased cost of credit. We need to continue this pace as we believe our credit costs will increase in 2008.

We remain committed to our employees and our communities. Making investments to attract and develop diverse and talented employees and grow the communities we serve is smart business – and the right thing to do.

We believe we offer employees a good working environment. What is more important is that others agree with us. PNC ranked among the “Top 10 Companies for African-Americans” by DiversityInc. For a fifth consecutive year, Training magazine named us one of the “Top 100 companies for Employee Training,” and in its 2008 ranking, we moved up some 20 places on the list. We earned a place on the Working Mother list of the “100 Best Companies for Working Mothers” for the sixth time. And we were honored by our Fortune magazine ranking as one of the most admired companies in America.

We helped sustain the economic development of neighborhoods where we do business through our community development banking, investing more than $1 billion last year. Our efforts once again earned PNC the highest possible rating of “outstanding” for our Community Reinvestment Act activities, which include special loans, low-cost checking accounts and education for the financially disadvantaged.

We believe education supports the path to financial independence, which is why we launched PNC Grow Up Great in 2004 and funded it with a 10-year, $100 million commitment. We were pleased to be honored for our work in early education last year, along with First Lady Laura Bush, by Sesame Workshop, the nonprofit educational organization that produces “Sesame Street” and other educational projects for children.

Our community commitment includes the environment. When it comes to being “green,” PNC now owns the title. Literally. The term “Green Branch” is now a federally registered trademark of PNC. More than 50 percent of construction material for these branches is from recycled or green materials, and energy usage is reduced by 50 percent or more compared to a traditional branch. With more than 40 Green Branch® locations opened since 2002, we have more buildings certified by the U.S. Green Building Council than any company on Earth. And we are building more. When Three PNC Plaza, located at our Pittsburgh headquarters, opens in 2009, it will be the largest mixed use green building in the world. And in 2010, PNC Place will open in Washington, D.C., serving as a new regional headquarters. We were pleased to be recognized by Working Mother as one of the nation’s 20 “Best Green Companies for America’s Children.”

We were pleased our commitment to corporate citizenship, governance and ethics was recognized by Ethisphere Magazine when they named PNC one of the “World’s Most Ethical Companies.” We were one of four financial services companies in the world to make the list.

Looking Ahead As We Continue to Build a Great Company

We recognize 2008 will be a challenging year for everyone in the financial services industry. The economy will not grow at the rate it did in 2007. Consumer spending will not be as robust, market volatility is expected, and the current credit cycle will generate higher loan losses.

Those factors are beyond our control. That stated, we remain committed to winning in the marketplace. Our focus in 2008 will be on controlling what is within our reach, which means we will execute our strategies to grow revenue faster than expenses while maintaining a moderate risk profile.

In Retail Banking, we see growth opportunities with our newly acquired banks. Once integrated into our technology platform, we can expand the distribution of our fee-based products as we did when we acquired Riggs National Bank in 2005. In those branches, we grew product and service-related fees by 60 percent in less than two years. We also are expanding our use of technology, including the launch of a small business portal and mobile banking, to better serve businesses and to attract new customer segments.

Our Corporate & Institutional Banking segment recognizes its customers want consultative sales and is implementing a team-based approach designed to make it easy for customers to do business with us. We also see growth opportunities in the more than $2 trillion healthcare payment industry with our healthcare payment product. This automated system enables healthcare providers and third-party payers to electronically manage the increasingly complex healthcare information and payment process.

Our PFPC segment continues to transform itself from an information processor to an information provider by adding the capabilities of Albridge Solutions and Coates Analytics, both acquired in the fourth quarter of 2007. This provides us with opportunities to offer higher margin, transaction-based services to fund clients within the United States. Leveraging its international growth, PFPC recently opened an office in Poland as it continues to expand the comprehensive services it provides to European investment companies.

For PNC, we see 2008 as a time to further differentiate our franchise as we continue to build a great company.

To do this, we are strengthening our brand so customers see PNC as a true banking partner. Our employees are key to this effort, and we are committed to training and developing our diverse workforce so customers can achieve their dreams. We are also asking our employees to identify innovative and creative ideas so we can deepen our customer relationships.

By advancing our brand equity, employee engagement and innovation, we can further transform our culture and our company. We aspire to be a company that consistently grows over time, and is led by employees who are focused on making it easy for customers to do business with us.

We are relentlessly focused on the numbers that drive our business success, but we are greater than the sum of our financial results. We are a team of 28,000 employees, dedicated to delivering on our promises by consistently managing risk, performing for our customers and our communities, and returning value to our shareholders. That is a great company, and I believe we are focused on a course to reach that goal.

We are proud of all of our accomplishments. On behalf of everyone at PNC, I want to thank you, our shareholders and customers, for your continued trust. We value your confidence in us as we continue to build a great company.

Sincerely,

/s/ James E. Rohr
James E. Rohr
Chairman and Chief Executive Officer

ADDITIONAL INFORMATION ABOUT THE PNC/STERLING FINANCIAL CORPORATION TRANSACTION

The PNC Financial Services Group, Inc. and Sterling Financial Corporation have filed a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS (WHICH WAS FIRST MAILED TO STERLING SHAREHOLDERS ON OR ABOUT FEBRUARY 13, 2008) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Sterling Financial Corporation will be available free of charge from Sterling Financial Corporation by contacting Shareholder Relations at (877) 248-6420.

The directors, executive officers, and certain other members of management and employees of Sterling Financial Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Sterling Financial Corporation. Information about the directors and executive officers of Sterling Financial Corporation is included in the proxy statement for its May 8, 2007 annual meeting of shareholders, which was filed with the SEC on April 2, 2007. Additional information regarding the interests of such participants is included in the proxy statement/prospectus and the other relevant documents filed with the SEC.